Exhibit(j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment Nos. 52 & 55 to the Registration Statement on Form N-1A of Fidelity Rutland Square Trust II: Strategic Advisers International II Fund, Strategic Advisers Emerging Markets Fund and Strategic Advisers Small-Mid Cap Fund of our reports dated April 15, 2016; Strategic Advisers International Fund, Strategic Advisers Income Opportunities Fund, Strategic Advisers Core Income Multi-Manager Fund, Strategic Advisers Emerging Markets Fund of Funds, Strategic Advisers International Multi-Manager Fund and Strategic Advisers Small-Mid Cap Multi-Manager Fund of our reports dated April 18, 2016; Strategic Advisers Income Opportunities Fund of Funds of our report dated April 20, 2016; and Strategic Advisers Core Income Fund of our report dated April 21, 2016 relating to the financial statements and financial highlights included in the February 29, 2016 Annual Reports to Shareholders, which is also incorporated by reference into the Registration Statement.

We also consent to the reference to our Firm under the heading “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

April 29, 2016